UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As noted under Item 8.01 below, on June 30, 2014, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) approved the merger (the “Merger”) of Taylor Capital Group, Inc. (“Taylor Capital”) with MB Financial, Inc. (“MB Financial”), as contemplated by the Agreement and Plan of Merger, dated as of July 14, 2013 (as amended by the amendment described below, the “Merger Agreement”), between the two companies.  The transaction remains subject to the approval of the Office of the Comptroller of the Currency (the “OCC”) and the satisfaction of other customary conditions to closing.

Also on June 30, 2014, MB Financial and Taylor Capital entered into an amendment (the “Amendment”) to the Merger Agreement.  The Amendment extends the date after which either MB Financial or Taylor Capital may terminate the Merger Agreement if the Merger has not yet occurred (the “Termination Date”), from June 30, 2014 to September 30, 2014, provided that the Termination Date may be extended beyond September 30, 2014 one or more times, but not to a date later than December 31, 2014, by either MB Financial or Taylor Capital if the only condition to the closing of the Merger that has not been satisfied by the tenth day prior to the then-current Termination Date is the receipt of a requisite regulatory approval.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

As previously reported, Taylor Capital had been notified by its regulators that its subsidiary bank, Cole Taylor Bank, may be cited with a violation of Section 5 of the Federal Trade Commission Act.  This matter related to the account opening process associated with a former deposit program relationship Cole Taylor Bank had with an organization that provides electronic financial disbursements and payment services to the higher education industry (the “Former Counterparty”).  Cole Taylor Bank exited the relationship with the Former Counterparty in August 2013.  Effective June 26, 2014, in connection with this matter, Cole Taylor Bank entered into an Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act and the Illinois Banking Act, As Amended (the “Consent Order”), with the Federal Reserve Board and the State of Illinois Department of Financial and Professional Regulation, Division of Banking (the “Illinois Department”).  Cole Taylor Bank was assessed civil money penalties under the Consent Order of $3,510,000 by the Federal Reserve Board and $600,000 by the Illinois Department.  The Consent Order also imposes a secondary obligation on Cole Taylor Bank to make restitution to account holders affected by the violation to the extent any such restitution that the Former Counterparty is ordered by the Federal Reserve Board to pay is not satisfied by the Former Counterparty, subject to a maximum of the lesser of: (i) $30,000,000; or (ii) the total amount of such restitution that relates to fees collected by the Former Counterparty from affected account holders between May 4, 2012 and June 30, 2014.

Concurrent with entering into the Amendment, MB Financial and Taylor Capital entered into a letter agreement under which each company agreed that none of the approval, execution or official issuance or entry of the Consent Order will constitute a “Material Adverse Effect” pursuant to the Merger Agreement (the “MAE Letter Agreement”).  The companies further agreed that solely for purposes of determining any Material Adverse Effect, the liability or obligation, damage, cost or expense of Cole Taylor Bank imposed by, or otherwise relating to, the Consent Order will be limited to the sum of $4,710,000 and 40% of any depositor restitution contemplated under the Consent Order which is ordered or requested by the Federal Reserve Board to be paid, or is actually paid, by Cole Taylor Bank prior to the closing of the Merger.  The foregoing description of the MAE Letter Agreement is qualified in its entirety by reference to the full text of the MAE Letter Agreement, a copy of which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Also concurrent with entering into the Amendment, MB Financial entered into a letter agreement (the “Escrow Letter Agreement”) with certain principal stockholders of Taylor Capital (the “Principal Stockholders”) collectively owning approximately 50% of the outstanding shares of Taylor Capital common stock and Taylor Capital nonvoting convertible preferred stock, pursuant to which the Principal Stockholders have agreed to be responsible for repayment of 60% of the restitution payments made by Cole Taylor Bank or MB Financial Bank, N.A., a wholly owned subsidiary of MB Financial (“MB Financial Bank”), as successor to Cole Taylor Bank, under the Consent Order for a specified period of time calculated on an after-tax basis if MB Financial realizes a tax benefit therefrom.  Aside from the Principal Stockholders, no Taylor Capital stockholders are subject to the provisions of the Escrow Letter Agreement, and the form, timing and amount of merger consideration to be paid to all stockholders of Taylor Capital, aside from the Principal Stockholders, in conjunction with the Merger will not be not affected by the Escrow Letter Agreement.

The Escrow Letter Agreement provides that, during the four-year period after the closing of the Merger, the payment obligation of the Principal Stockholders will be secured by their deposit into escrow of cash or a letter of credit.  The Principal Stockholders, other than two funds whose obligations represent approximately 15% of the total obligations of all Principal Stockholders, will remain obligated for an additional four years on an unsecured basis.  The two funds will remain obligated on an unsecured basis for an additional three years.

If, for any reason, MB Financial Bank recovers all or any portion of a restitution payment for which it received a disbursement from the escrowed funds, or a separate payment from the Principal Stockholders pursuant to the Escrow Letter Agreement, MB Financial Bank will distribute to the Principal Stockholders, on a pro rata basis, 60% of MB Financial Bank’s net after-tax recovery, including reasonable third party expenses incurred by MB Financial Bank relating to the recovery.

The foregoing description of the Escrow Letter Agreement is qualified in its entirety by reference to the full text of the Escrow Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events

As noted above in Item 1.01, on June 30, 2014, the Federal Reserve Board approved the Merger.  The transaction remains subject to the approval of the OCC and the satisfaction of other customary conditions to closing.

Item 9.01 Financial Statements and Exhibits

(d)                       Exhibits:

The following exhibits are being filed herewith:

2.1	Amendment, dated as of June 30, 2014, to Agreement and Plan of Merger, dated as of July 14, 2013, by and between MB Financial, Inc. and Taylor Capital Group, Inc.

2.2	Letter Agreement, dated as of June 30, 2014, by and between MB Financial, Inc. and Taylor Capital Group, Inc.

10.1	Letter Agreement, dated as of June 30, 2014, by and among MB Financial, Inc. and certain principal stockholders of Taylor Capital Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: July 1, 2014	By:	/s/ Jill E. York
Jill E. York
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment, dated as of June 30, 2014, to Agreement and Plan of Merger, dated as of July 14, 2013, by and between MB Financial, Inc. and Taylor Capital Group, Inc.

2.2	Letter Agreement, dated as of June 30, 2014, by and between MB Financial, Inc. and Taylor Capital Group, Inc.

10.1	Letter Agreement, dated as of June 30, 2014, by and among MB Financial, Inc. and certain Principal Stockholders of Taylor Capital Group, Inc.